Exhibit 10.1

   Execution Version

PERINI CORPORATION
FIFTH AMENDMENT

        THIS FIFTH AMENDMENT (this “Amendment”) is entered into as of March 31, 2005 by and among PERINI CORPORATION, a Massachusetts corporation (the “Borrower”), with its chief executive office at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, FLEET NATIONAL BANK, as Administrative Agent (the “Agent”), and the Lenders under the Credit Agreement, as defined below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as defined below.

R E C I T A L S

        WHEREAS, the Borrower, the Agent and the Lenders have previously entered into a Credit Agreement dated as of January 23, 2002, as amended by a First Amendment and Waiver dated as of February 14, 2003, a Second Amendment dated as of November 5, 2003, a Third Amendment dated as of January 31, 2004 and a Fourth Amendment and Waiver dated as of August 25, 2004 (collectively, the “Credit Agreement”);

        WHEREAS, the Borrower has advised the Agent that the Borrower has entered into a Stock Purchase Agreement dated January 20, 2005 among the Borrower, Cherry Hill Construction, Inc., a Maryland corporation (“Cherry Hill”) and the Shareholders named therein pursuant to which the Borrower has purchased all of the outstanding stock in Cherry Hill (the “Acquisition Transaction”) and has requested that the Lenders consent to the Acquisition Transaction and waive any restrictions contained in the Credit Agreement that may have resulted from the Acquisition Transaction, and the Lenders have agreed to grant such consent on the terms and conditions set forth herein;

        WHEREAS, the Borrower has advised the Agent that the Borrower has executed a certain Memorandum of Understanding dated as of October 28, 2004 providing for a settlement of the litigation referenced therein, and has requested that the Lenders permit the Borrower to make the Restricted Payments contemplated thereby, and the Lenders have agreed to permit such payments on the terms and conditions set forth herein;

        WHEREAS, the Borrower has requested that the Lenders consent to Amendment Number 5 to Management Agreement dated as of December 31, 2002, Amendment Number 6 to Management Agreement dated as of January 1, 2004, Amendment Number 7 to Management Agreement dated as of September 15, 2004, and Amendment Number 8 to Management Agreement dated as of September 15, 2004 and executed on December 15, 2004 (each a “Management Agreement Amendment”, collectively the “Management Agreement Amendments”), and the Lenders have agreed to provide such consent on the terms and conditions set forth herein;

        WHEREAS, the Borrower has requested that certain other modifications be made to the Credit Agreement, and the Lenders have agreed to permit such modifications to the Credit Agreement on the terms and conditions set forth herein;

        NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Borrower, the Agent and the Lenders from a continuing relationship under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged:

          A. Consent to Cherry Hill Acquisition. The Lenders hereby consent to the Acquisition Transaction and waive any restrictions or prohibitions on or against the Acquisition Transaction contained in the Credit Agreement, including, without limitation, the restrictions and prohibitions contained in Section 5.14 of the Credit Agreement, such consent to be deemed effective as of the effective date of the Acquisition Transaction.

         B. Consent to Management Agreement Amendments. The Lenders hereby consent to the Management Agreement Amendments and waive the restrictions contained in Section 5.17 of the Credit Agreement to the Management Agreement Amendments, each such consent to be deemed effective as of the date of each Management Agreement Amendment.

         C. Amendments to Credit Agreement. The parties hereto agree to amend the Credit Agreement as follows:

1.    The defined terms "Cash Management Letter", "Consolidated Capital Expenditures", "Management Agreement" and "Permitted Accounts" appearing in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Cash Management Letter” means a letter from the Borrower to the Agent dated January 15, 2002 describing the cash management system of the Borrower and its Subsidiaries, in form and detail reasonably satisfactory to the Lenders.

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated Subsidiaries for plant, property and equipment during such period (including (1) any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment and (2) capitalized equipment leases), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

“Management Agreement” means the Management Agreement dated as of January 17, 1997 among the Borrower, Tutor Saliba Corporation and Tutor, as amended by Amendment No. 1 (effective as of December 10, 1998) Amendment Number 2 To Management Agreement dated as of December 31, 1999, Amendment Number 3 To Management Agreement dated as of December 31, 2000, Amendment Number 4 To Management Agreement dated as of December 31, 2001, Amendment Number 5 to Management Agreement dated as of December 31, 2002, by Amendment Number 6 to Management Agreement dated as of January 1, 2004, by Amendment Number 7 to Management

Agreement dated as of September 15, 2004, and by Amendment Number 8 to Management Agreement dated as of December 15, 2004, and as further amended from time to time hereafter in accordance with the terms hereof.

“Permitted Accounts” means, collectively, (i) until August 31, 2005, all accounts maintained by Cherry Hill with Branch Banking and Trust Company of Virginia (the “BB&T Accounts”) listed on Schedule 4.15, (ii) other than the BB&T Accounts, the deposit, checking, operating, investment and other bank accounts listed on Schedule 4.15, (iii) payroll and petty cash accounts opened in the ordinary course of business with imprest balances not to exceed $7,500 for each such account, (iv) all other deposit, checking, operating, investment and other bank accounts established after the Effective Date with any Lender, or, with the prior written consent of the Required Lenders, any other depositary institution or securities intermediary provided that, at the request of the Required Lenders, the Borrower will deliver to the Agent an Account Control Agreement, in form and substance satisfactory to the Agent, duly executed by the owner of such account (either the Borrower or the Borrower’s Subsidiary, as the case may be) and such depositary institution or securities intermediary, as the case may be, and (v) the Cash Collateral Account established pursuant to the Security Agreement.

2.    Section 1.01 of the Credit Agreement is hereby further amended by the addition of the following new defined terms:

"Cherry Hill" means Cherry Hill Construction, Inc., a Maryland corporation.

“Cherry Hill Acquisition” means the acquisition by the Borrower of all of the issued and outstanding capital stock of Cherry Hill pursuant to that certain Stock Purchase Agreement dated as of January 20, 2005 among the Borrower, Cherry Hill and the Shareholder named therein.

“District Court” has the meaning set forth in Section 5.12(c).

“MOU” has the meaning set forth in Section 5.12(c).

3.    Section 5.01 of the Credit Agreement is hereby amended by deleting the "and" at the end of Section 5.01(p), renumbering Section 5.01(q) as Section 5.01(r), and adding the following new Section 5.01(q) immediately following Section 5.01(p) of the Credit Agreement:

       (q) prompt written notice of any election by the Borrower to terminate the settlement contemplated by the MOU pursuant to numbered Paragraph 9 thereof; and

4.    Section 5.08(e) of the Credit Agreement is hereby amended its entirety to read as follows:

      (e) Debt incurred or assumed by the Borrower or one of its Subsidiaries for the purpose of financing all or any part of the cost of acquiring any equipment of the Borrower or one of its Subsidiaries (including through capital leases); and

5.    Section 5.08 of the Credit Agreement is hereby further amended to add the following new subsections 5.08(h), 5.08(i), 5.08(j), and 5.08(k) immediately following existing subsection 5.08(g):

      (h) Debt incurred in connection with the acquisition of any Real Property used in the conduct of the Construction Business in an aggregate amount not to exceed $750,000 and any refinancing, extension, renewal or refunding thereof, provided that any refinancing, extension, renewal or refunding of any such Debt shall not increase the principal amount of such Debt outstanding at the time of such refinancing, extension, renewal or refunding.

      (i) Debt owing to Branch Banking and Trust Company of VA in an amount not to exceed $2,305,000 with respect to the mortgage financing for the property located at 8211 Washington Boulevard, Jessup, Maryland, and any refinancing, extension, renewal or refunding thereof, provided that any refinancing, extension, renewal or refunding of any such Debt shall not increase the principal amount of such Debt outstanding at the time of such refinancing, extension, renewal or refunding.

      (j) Debt owing to Colonial Bank in an amount not to exceed $300,000 with respect to the mortgage financing for the property located at3538 U.S. Highway 17 North, Barton, Florida, and any refinancing, extension, renewal or refunding thereof, provided that any refinancing, extension, renewal or refunding of any such Debt shall not increase the principal amount of such Debt outstanding at the time of such refinancing, extension, renewal or refunding.

       (k) Debt owing to Citizens National Bank N.A. in an amount not to exceed:

       (1) $436,000 with respect to the mortgage financing for the property located at 7407 and 7381 Montevideo Road, Jessup, Maryland,

       (2) $860,000 with respect to the mortgage financing for the property located at 7053 Brookdale Drive, Elkridge, Maryland, and

       (3) $446,000 with respect to the mortgage financing for the property located at 8900 Corridor Road, Annapolis Junction, Maryland,

        and any refinancing, extension, renewal or refunding thereof, provided that any refinancing, extension, renewal or refunding of any such Debt shall not increase the principal amount of such Debt outstanding at the time of such refinancing, extension, renewal or refunding.

6.    Section 5.09(b) of the Credit Agreement is hereby amended to add new subsection 5.09(b)(viii) immediately following subsection 5.09(b)(vii):

        (viii) Dispositions of any Equipment owned by Cherry Hill at the time of the Cherry Hill Acquisition.

7.    Section 5.10(b) of the Credit Agreement is hereby amended its entirety to read as follows:

      (b) any Lien on any equipment securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such equipment (including through capital leases), provided that (i) such Lien attaches to such equipment concurrently with or within 90 days after the acquisition thereof and (ii) such Lien secures only such Debt;

8.    Section 5.10 of the Credit Agreement is hereby further amended by deleting the "and" at the end of Section 5.10(g), renumbering Section 5.10(h) as Section 5.10(i), and adding the following new Section 5.01(h) immediately following Section 5.10(g) of of the Credit Agreement:

      (h) Liens on any real property securing Debt of the Borrower or a Consolidated Subsidiary permitted by Section 5.08(g), Section 5.08(h), Section 5.08(i), Section 5.08(j), or Section 5.08(k) provided that such Lien secures only such Debt.

9.    Section 5.12 of the Credit Agreement is hereby amended by deleting the "and" at the end of Section 5.12(b), renumbering Section 5.12(c) as Section 5.12(d), and adding the following new Section 5.12(c) immediately following Section 5.12(b) of the Credit Agreement:

       (c) so long as the Borrower has not elected to terminate the settlement contemplated by the Stipulation of Settlement dated as of February 5, 2005 (the "Stipulation") pursuant to numbered paragraph 4 thereof, the purchase of Senior Depositary Preferred Stock, as defined in the Stipulation, pursuant to the terms thereof, provided that on or before the effective date of any such purchases, the Borrower shall have delivered to the Agent a certificate from the Borrower confirming (i) entry of final order or judgment by the District Court of Massachusetts (the "Court") approving the settlement contemplated by the Stipulation; and (ii) dismissal by the Court of the litigation described in the Stipulation with prejudice; and

10.    Section 5.13 of the Credit Agreement is hereby amended its entirety to read as follows:

      Section 5.13. Real Estate Investments. The Borrower will not, and will not permit any Consolidated Subsidiary to, make any Real Estate Investment; other than:

       (i) the Peekskill Facility, and (ii) incurring reasonable costs associated with the Peekskill Facility and any other real property owned by the Borrower or any Consolidated Subsidiary on the date hereof in accordance with the Real Estate Plan.

11.    Section 5.19 of the Credit Agreement is hereby amended its entirety to read as follows:

      Section 5.19. Cash Management System. Without the prior written consent of the Required Lenders, the Borrower will not modify the cash management system of the Borrower and its Subsidiaries from that described in the Cash Management Letter. Neither the Borrower nor any Subsidiary Guarantor shall maintain any deposit, checking, operating, investment or other bank accounts other than the Permitted Accounts.

12.    Section 5.21 of the Credit Agreement is hereby deleted and intentionally omitted.

13.    The Borrower represents and warrants that after giving effect to the Acquisition Transaction, the information set forth in Schedule 4.09 ("Subsidiaries of Perini Corporation") and Schedule 4.15 ("Schedule Of Bank Accounts") attached to this Amendment is complete and correct as of the date of this Amendment.

         D. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that: (a) the Borrower has the full power and authority to execute, deliver and perform its respective obligations under, the Credit Agreement, as amended by this Amendment, (b) the execution and delivery of this Amendment has been duly authorized by all necessary action of the Board of Directors of the Borrower; (c) after giving effect to this Amendment, including without limitation the Schedules attached hereto, the representations and warranties contained or referred to in Article IV of the Credit Agreement are true and accurate in all material respects as if such representations and warranties were being made as of the date of this Amendment without giving effect to any earlier date referenced therein with respect thereto; and (d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         E. Other.

        1.  This Amendment shall take effect upon receipt by the Agent of:

        (i) this Amendment duly executed and delivered by the Borrower;

        (ii) new Annex A to the Borrower Pledge Agreement executed by the Borrower, together with original stock certificates #21 and #22 evidencing 3,300 shares of Class B common stock of Cherry Hill and 330 shares of Class A common stock of Cherry Hill, respectively, outstanding in the name of the Borrower and executed and undated stock powers with respect to such shares;

        (iii) the Joinder Agreement, substantially in the form of Exhibit A to Subsidiary Guarantee Agreement, executed by Cherry Hill;

        (iv) the Joinder Agreement, substantially in the form of Exhibit A to Security Agreement, executed by Cherry Hill;

        (v) a Clerk's Certificate executed by the Clerk of the Borrower with regard to resolutions, organizational matters and officer incumbencies;

        (vi) Legal Existence/Good Standing Certificate issued by the Massachusetts Secretary of the Commonwealth for the Borrower;

        (vii) a Secretary's Certificate executed by the Secretary of Cherry Hill with regard to resolutions, organizational matters and officer incumbencies;

        (viii) Certified copies of organizational documents for Cherry Hill on file with the Maryland Secretary of State;

        (ix) Legal Existence/Good Standing Certificate issued by the Maryland Secretary of State for Cherry Hill;

        (x) evidence of all filings made with all appropriate recording and governmental offices as the Agent shall deem necessary to perfect the security interests granted by Cherry Hill under the Security Agreement, including without limitation, a UCC-1 naming Cherry Hill, as Debtor, and the Agent, as Secured Party, to be filed with the Maryland Department of Assessments and Taxation (the "MD Financing Statement"), together with all appropriate fees and taxes, if any;

        (xi) evidence of the termination of the UCC-1 filed on May 13, 2004 with the Maryland Department of Assessments and Taxation as Work Order: 0000895561 naming Cherry Hill, as Debtor, and Branch Banking and Trust Company of VA, as Secured Party;

        (xii) (a) an opinion of counsel for the Borrower addressed to the Agent and dated the date of this Amendment which opinion meets the Agent's reasonable legal opinion requirements, and (b) an opinion of counsel for Cherry Hill addressed to the Agent and dated the date of this Amendment which opinion meets the Agent's reasonable legal opinion requirements, including, without limitation, an opinion that no recordation tax will be due upon the filing of the MD Financing Statement; and

        (xiii) Payment of all costs and expenses (including, without limitation, the reasonable costs and expenses of the Agent's counsel) incurred by the Agent in connection with this Amendment.

         2. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules. All parts of the Credit Agreement, the Financing Documents and the Fee Letter not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Credit Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon the execution of this Amendment, all references to the Credit Agreement in that document, or in any related document, shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the Borrower, the Agent and the Lenders in accordance with Section 9.05 of the Credit Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date set forth in the preamble on page one of this Amendment.

                                                      BORROWER:

WITNESSED:                                            PERINI CORPORATION

/s/Tammi Rice                                         By: /s/Susan C. Mellace
Tammi Rice                                                   Susan C. Mellace
Print Name                                                   Treasurer

                                                      AGENT:

                                                      FLEET NATIONAL BANK, as Agent

                                                      By: /s/Thomas F. Brennan
                                                             Thomas F. Brennan
                                                             Senior Vice President

                                                      LENDERS:

                                                      FLEET NATIONAL BANK

                                                      By: /s/Thomas F. Brennan
                                                             Thomas F. Brennan
                                                             Senior Vice President

                                                      BANKNORTH, N.A.

                                                      By: /s/Jon R. Sundstrom
                                                             Jon R. Sundstrom
                                                             Senior Vice President